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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and "Selected Financial Data" and to the use of our report dated March 1, 1996, except for Note 8 as to which the date is May 8, 1996, in the Registration Statement (Form S-1) and the related Prospectus of SenDx Medical, Inc. for the registration of shares of its common stock.

    We also consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 1, 1996 of Medical Sensors in the Registration Statement (Form S-1) and the related prospectus of SenDx Medical, Inc.

                                          ERNST & YOUNG LLP

San Diego, California
May 8, 1996

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THE  FOREGOING CONSENT IS IN THE FORM THAT WILL BE SIGNED UPON COMPLETION OF THE
CHANGES IN CAPITALIZATION DESCRIBED IN NOTE 8 TO THE FINANCIAL STATEMENTS.

San Diego, California
May 9, 1996